For additional information: Mark W. Funke President & CEO Joe T. Shockley, Jr. EVP & CFO (405) 372-2230

For Immediate Release

Southwest Bancorp, Inc. Reports First Quarter 2015 Results

and Announces Quarterly Dividend

April 21, 2015, Stillwater, Oklahoma . . . . Southwest Bancorp, Inc. (NASDAQ Global Select Market - OKSB), (“Southwest”), today reported net income for the first quarter of 2015 of $4.5 million, or $0.24 per diluted share, compared to $3.7 million, or $0.19 per diluted share, for the first quarter of 2014.

Southwest also announced that its board of directors has approved a quarterly cash dividend of $0.06 per share payable May 15, 2015 to shareholders of record as of May 1, 2015.

Mark Funke, President and CEO, stated, “The quarterly results reflect continued improvement in asset quality and our focus on growing loans and customer relationships.  We are pleased with our results despite the economic headwinds currently existing in our markets.  Our efforts produced several highlights.

•	Loan growth in the first quarter was $38.3 million, or 11% (annualized).
•

Asset quality improved as nonperforming loans decreased $0.3 million, or 3% during the first quarter.  The improved asset quality, coupled with net recoveries of prior-period loan losses of $0.7 million, resulted in a negative provision of $1.9 million for the quarter.

•	Core deposits grew by $68.5 million, or 5%, during the first quarter, as we continue to expand our customer base.
•	Operating expenses have been reduced by $1.0 million, or 7%, compared to the first quarter of 2014, representing improved operating efficiencies.
•

On February 24, 2015 our board of directors authorized a second share repurchase program of up to another 5.0%, or approximately 950,000 shares, effective upon the earlier of (i) the date Southwest completes the repurchase of all of the shares is is authorized to repurchase under the current program, and (ii) August 14, 2015.

“Our positive financial results for 2015 reflect the good work of our associates at Bank SNB.  We will continue to focus our company on growing consistent, conservative, and sustainable earnings through the expansion of our revenue base while prudently managing our expenses.  During the first quarter, we continued to make internal operational enhancements helping to form a solid base on which we can prudently grow our company.”

On April 10, 2015, Southwest’s banking subsidiary, Bank SNB, entered into an agreement with the FDIC to terminate the loss share agreements  from its FDIC-assisted acquisition.  Bank SNB initially entered the agreements when it acquired the assets of First National Bank of Anthony from the FDIC in June 2009.  All future recoveries, charge-offs, and expenses related to these covered assets will now be recognized entirely by Bank SNB.

In January 2015, our Fort Worth, Texas branch formally opened, and on January 29, 2015, our second location in San Antonio, Texas received regulatory approval and will formally open in the second quarter of 2015.    We have already seen positive production in the Fort Worth market that is expected to produce good growth in the second quarter as our new team builds momentum.  The new San Antonio location provides needed space and a stronger profile for our growing investment in this market.

In the third quarter of 2014, Southwest’s share repurchase program, approved in August of 2014, authorized the repurchase of up to 5.0% or 990,000 shares of its outstanding common stock, par value $1.00 per share.  As of March 31, 2015, Southwest had repurchased 867,310 shares for a total of $14.3 million in treasury stock.   During the first quarter of 2015, Southwest purchased approximately 250,000 shares for a total of $4.0 million.  On February 24, 2015, Southwest’s board of directors authorized a second share repurchase program of up to another 5.0%, or approximately 950,000 shares, effective upon the earlier of (i) the date we complete the repurchase of all of the shares Southwest is authorized to repurchase under the current program, and (ii) August 14, 2015.

Financial Overview

Condition:    As of the end of the quarter ending March 31, 2015, total assets were $2.0 billion, an increase of $61.0 million from December 31, 2014.    As of March 31, 2015, total loans were $1.4 billion and investment securities were $377.5 million, an increase of $38.3 million and $12.0 million from the prior quarter end, respectively.    Cash and cash equivalents at March 31, 2015 were $154.4 million,  up  $13.5 million from December 31, 2014.

At March 31, 2015, the allowance for loan losses was $27.3 million, a decrease of $1.2 million when compared to December 31, 2014 and a decrease of  $7.7 million when compared to a year ago.  The allowance for loan losses to portfolio loans was 1.91%  as of March  31, 2015, compared to 2.03% as of December 31, 2014 and 2.66% as of March 31, 2014.  The allowance for loan losses to nonperforming loans was 297.78%  as of March 31, 2015, compared to 302.26% as of December 31, 2014 and 217.13% as of March 31, 2014.

Nonperforming loans were  $9.2  million at March 31, 2015, a decrease of $0.3 million from December 31, 2014, and a decrease of  $7.0 million from March 31, 2014.  Other real estate at March 31, 2015 was $2.3 million, a decrease of $0.8 million from December 31, 2014, and a decrease of $2.4 million when compared to March 31, 2014.  Nonperforming assets were $11.4 million, or 0.80% of portfolio loans and other real estate, as of March 31, 2015, compared to $12.5 million, or 0.89% of portfolio loans and other real estate, as of December 31, 2014, and $20.7 million, or 1.57% of portfolio loans and other real estate, as of March 31, 2014.

Total core funding, which includes all non-brokered deposits and sweep repurchase agreements, comprised 93%  and 94% of total funding as of March 31, 2015 and December 31, 2014, respectively.  Wholesale funding, including Federal Home Loan Bank borrowings, federal funds purchased, and brokered deposits, accounted for 7%  and 6%  of total funding at March 31, 2015 and December  31, 2014, respectively.  See Table 6 for details on core funding and non-brokered deposits, which are non-GAAP financial measures.

The capital ratios of Southwest and Bank SNB as of March 31, 2015 exceeded the criteria for regulatory classification as “well-capitalized”.  Southwest’s total regulatory capital was $335.7 million, for a total risk-based capital ratio of 19.36%, and Tier 1 capital was $314.0  million, for a Tier 1 risk-based capital ratio of 18.10%.  Bank SNB had total regulatory capital of $285.3 million, for a total risk-based capital ratio of 16.53%  and Tier 1 capital of $263.5 million, for a Tier 1 risk-based capital ratio of 15.27%.  Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by bank regulators.

First Quarter Results:

Summary:  For the first quarter of 2015, net income was $4.5 million, compared to $5.9 million for the fourth quarter of 2014 and $3.7 million for the first quarter of 2014.

The $1.4 million decrease in net income compared to the fourth quarter of 2014 was primarily due to a $1.0 million decrease in net interest income,  a $0.5 million lower negative provision for loan losses, and a $1.7 million decrease in noninterest income, due to the fourth quarter’s gain recognized on the divestiture of a private equity investment and interest rate swap income recognized during that quarter.  These decreases were offset in part by a $1.0 million decrease in noninterest expense.

The $0.8 million increase in our net income compared to the first quarter of 2014 was primarily the result of a $1.0 million decrease in noninterest expense and a $0.9 million increase in the negative provision for loan losses, offset in part by a $0.4 million decrease in net interest income and a $0.2 million decrease in noninterest income.

Net Interest Income:    Net interest income totaled $15.6 million for the first quarter of 2015, compared to $16.6 million for the fourth quarter of 2014, and to $16.0 million for the first quarter of 2014.  Net interest margin was 3.25% for the first quarter of 2015, compared to 3.52% for the fourth quarter of 2014 and 3.33% for the first quarter of 2014.  Included in interest income for the first quarter of 2014 was $0.6 million due to interest recognition resulting from loans returning to accrual status, and included in interest income for the fourth quarter of 2014 was $0.2 million due to interest recovery on nonaccrual loans combined with $0.6 million of accelerated discount accretion.   The net effect of these additional incomes on the net interest margin was  a 18 and a 12 basis point increase in the fourth quarter of 2014 and the first quarter of 2014, respectively.   Loans (including loans held for sale) for the first quarter of 2015 increased $38.3 million, or 3%, when compared to December  31, 2014.

Provision for Loan Losses and Net Charge-offs:  The provision for loan losses is the amount that is required to maintain the allowance for losses at an appropriate level based upon the inherent risks in the loan portfolio after the effects of net charge-offs or net recoveries for the period.  The provision for loan losses was a negative provision (or credit) of $1.9 million for the first quarter of 2015, compared to a negative provision of $2.4 million for the fourth quarter of 2014, and a  negative provision of $1.0 million for the first quarter of 2014.  During the first quarter of 2015,  net recoveries totaled $0.7 million, or (0.20%) (annualized) of average portfolio loans, compared to net charge-offs of $0.1 million, or 0.02% (annualized) of average portfolio loans for the fourth quarter of 2014 and net charge-offs of $0.8 million, or 0.24% (annualized) of average portfolio loans for the first quarter of 2014.

Noninterest Income:  Noninterest income totaled $2.8 million for the first quarter of 2015, compared to $4.6 million for the fourth quarter of 2014 and $3.0 million for the first quarter of 2014.

The $1.7 million decrease from the fourth  quarter of 2014 is primarily the result of a $1.1 million gain on sale of a private equity investment during the fourth quarter of 2014, a $0.4 million decrease in other noninterest income primarily due to fourth quarter 2014 swap fee income, a $0.1 million decrease in gain on sale of mortgage loans and a $0.1 million decrease in service charges and fees.

The $0.2 million decrease from the first quarter of 2014 is primarily the result of a $0.2 million decrease in service charges and fees, a $0.1 million decrease in gain on sale of investment securities due to the sale of an investment that was carried at cost during the first quarter of 2014, offset in part by a $0.1 million increase in gain on sale of mortgage loans.

Noninterest Expense:    Noninterest expense totaled $13.1 million for the first quarter of 2015, compared to $14.1 million for the fourth quarter of 2014 and the first quarter of 2014.

The $1.0 million decrease in noninterest expense from fourth quarter of 2014 was primarily due to a $0.2 million decrease in other real estate expense, a $1.2 million decrease in general and administrative expense primarily from decreases in legal fees, consulting fees, accounting and examination fees, and decreased marketing expense, and a decrease of $0.1 million in occupancy expense, offset by a $0.5 million increase in personnel expense.

The $1.0 million decrease in noninterest expense from the first quarter of 2014 consisted of a $0.2 million decrease in personnel expense, a $0.6 million decrease in general and administrative expense, which includes a $0.3 million decrease in the provision for unfunded loan commitments, and a $0.1 million decrease in FDIC and other insurance.

Income Tax:  Income tax expense totaled $2.7 million for the first quarter of 2015, compared to $3.5 million for the fourth quarter of 2014 and $2.2 million for the first quarter of 2014.  The income tax expense fluctuates in relation to pre-tax income levels.  The first quarter of 2015 effective tax rate was 37.5%, which is consistent with prior quarters.

Conference Call

Southwest will host a conference call to review these results on Wednesday, April 22, 2015 at 9:30 a.m. Eastern Time (8:30 a.m. Central Time).  Investors, news media, and others may pre-register for the call using the following link to receive a special dial-in number and PIN:  http://dpregister.com/10062880.  Telephone participants who are unable to pre-register may access the call by telephone at 866-218-2402 (toll-free) or 412-902-4190 (international).  Participants are encouraged to dial into the call approximately 10 minutes prior to the start time.  The call and corresponding presentation slides will be webcast live on Southwest’s website at www.oksb.com or http://services.choruscall.com/links/oksb150422.html.  An audio replay will be available one hour after the call at

877-344-7529 (toll-free) or 412-317-0088 (international),  conference number 10062880.  Telephone replay access will be available until 9:00 a.m. Eastern Time on May 20, 2015.

Southwest Bancorp and Subsidiaries

Southwest is the holding company for Bank SNB, an Oklahoma state banking corporation (“Bank SNB”).  Bank SNB offers commercial and consumer lending, deposit and investment services, specialized cash management, and other financial services from offices in Oklahoma, Texas, and Kansas.  Bank SNB was chartered in 1894 and Southwest was organized in 1981 as the holding company.  At March 31, 2015,  Southwest had total assets of $2.0 billion, deposits of $1.6 billion, and shareholders’ equity of $271.4 million.

Southwest’s area of expertise focuses on the special financial needs of healthcare and health professionals, businesses and their managers and owners, commercial lending, energy banking, and commercial real estate borrowers.  The strategic focus on healthcare lending was established in 1974.  Southwest and its banking subsidiary provide credit and other remittance services, such as deposits, cash management, and document imaging for physicians and other healthcare practitioners to start or develop their practices and finance the development and purchase of medical offices, clinics, surgical care centers, hospitals, and similar facilities.  As of March 31, 2015, approximately $413.5 million, or 29%, of loans were loans to individuals and businesses in the healthcare industry.  Regular market reviews are conducted of (i) current and potential healthcare lending business, and (ii) the appropriate concentrations within healthcare based upon economic and regulatory conditions.

Southwest’s common stock is traded on the NASDAQ Global Select Market under the symbol OKSB.

Caution About Forward-Looking Statements

Southwest makes forward-looking statements in this news release that are subject to risks and uncertainties.  These statements are intended to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include:

•	Statements of Southwest's goals, intentions, and expectations;
•	Estimates of risks and of future costs and benefits;
•	Expectations regarding Southwest’s future financial performance and the financial performance of its operating segments;
•	Expectations regarding regulatory actions;
•	Expectations regarding Southwest’s ability to utilize tax loss benefits;
•	Expectations regarding Southwest’s stock repurchase program;
•	Expectations regarding dividends;
•	Expectations regarding acquisitions and divestitures;
•	Assessments of loan quality, probable loan losses, and the amount and timing of loan payoffs;
•	Estimates of the value of assets held for sale or available for sale; and
•	Statements of Southwest’s ability to achieve financial and other goals.

These forward-looking statements are subject to significant uncertainties because they are based upon: the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters. These other matters include, among other things, the direct and indirect effects of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators.  Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest's past growth and performance do not necessarily indicate future results.  For other factors, risks, and uncertainties that could cause actual results to differ materially from estimates and projections contained in forward-looking statements, please read Southwest’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2014.  You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors”.

The cautionary statements in this release also identify important factors and possible events that involve risk and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements.  These forward-looking statements speak only as of the date on which the statements were made.  Southwest does not intend, and undertakes no obligation, to update or revise any forward-looking statements contained in this release, whether as a result of differences in actual results, changes in assumptions, or changes in other factors affecting such statements, except as required by law.

Southwest is required under generally accepted accounting principles to evaluate subsequent events and their impact, if any, on its financial statements as of March 31, 2015 through the date its financial statements are filed with the Securities and Exchange Commission.  The March 31,  2015 financial statements included in this release will be adjusted if necessary to properly reflect the impact of subsequent events on estimates used to prepare those statements.

The Southwest Bancorp, Inc. logo is available at

 http://www.globenewswire.com/newsroom/prs/?pkgid=8074

The Bank SNB logo is available at

 http://www.globenewswire.com/newsroom/prs/?pkgid=23106

Financial Tables

Unaudited Financial Highlights	Table 1
Unaudited Consolidated Statements of Financial Condition	Table 2
Unaudited Consolidated Statements of Operations	Table 3
Unaudited Average Balances, Yields, and Rates-Quarterly	Table 4
Unaudited Quarterly Summary Loan Data	Table 5
Unaudited Quarterly Summary Financial Data	Table 6
Unaudited Quarterly Supplemental Analytical Data	Table 7

SOUTHWEST BANCORP, INC. UNAUDITED FINANCIAL HIGHLIGHTS (Dollars in thousands, except per share)	Table 1

	First Quarter			Fourth Quarter
QUARTERLY HIGHLIGHTS	2015	2014	% Change	2014	% Change
Operations
Net interest income	$15,610	$16,001	(2)%	$16,592	(6)%
Provision for loan losses	(1,887)	(986)	91	(2,386)	(21)
Noninterest income	2,840	3,025	(6)	4,576	(38)
Noninterest expense	13,082	14,107	(7)	14,115	(7)
Income before taxes	7,255	5,905	23	9,439	(23)
Taxes on income	2,720	2,214	23	3,540	(23)
Net income	4,535	3,691	23	5,899	(23)
Diluted earnings per share	0.24	0.19	25	0.30	(21)
Balance Sheet
Total assets	2,003,079	2,012,053	(0)	1,942,034	3
Loans held for sale	9,106	5,741	59	1,485	513
Portfolio loans	1,429,139	1,314,381	9	1,398,506	2
Total deposits	1,616,454	1,605,906	1	1,533,999	5
Total shareholders' equity	271,444	264,586	3	270,786	0
Book value per common share	14.26	13.37	7	14.11	1
Key Ratios
Net interest margin	3.25%	3.33%		3.52%
Efficiency ratio	70.47	73.61		68.90
Total capital to risk-weighted assets	19.36	21.29		20.96
Nonperforming loans to portfolio loans	0.64	1.22		0.67
Shareholders' equity to total assets	13.55	13.15		13.94
Tangible common equity to tangible assets*	13.50	13.10		13.89
Return on average assets (annualized)	0.92	0.75		1.22
Return on average common equity (annualized)	6.78	5.68		8.62
Return on average tangible common equity (annualized)**	6.81	5.71		8.66

Balance sheet amounts and ratios are as of period end unless otherwise noted.
* This is a Non-GAAP financial measure.  Please see Table 7 for a reconciliation to the most directly comparable GAAP based measure.
** This is a Non-GAAP financial measure.
Please see accompanying tables for additional financial information.

SOUTHWEST BANCORP, INC. UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Dollars in thousands)	Table 2

	March 31,	December 31,	March 31,
	2015	2014	2014
Assets
Cash and due from banks	$20,510	$19,705	$24,995
Interest-bearing deposits	133,886	121,231	241,579
Cash and cash equivalents	154,396	140,936	266,574
Securities held to maturity (fair values of $11,921, $12,880 and $11,252, respectively)	11,393	12,362	10,700
Securities available for sale (amortized cost of $363,352, $352,275 and $376,837, respectively)	366,152	353,231	376,287
Loans held for sale	9,106	1,485	5,741
Loans receivable (includes loss share of $0, $0 and $1,139, respectively)	1,429,139	1,398,506	1,314,381
Less: Allowance for loan losses	(27,250)	(28,452)	(34,925)
Net loans receivable	1,401,889	1,370,054	1,279,456
Accrued interest receivable	4,974	4,723	5,380
Non-hedge derivative asset	1,273	787	-
Premises and equipment, net	18,437	18,588	20,719
Other real estate	2,255	3,097	4,654
Goodwill	1,214	1,214	1,214
Other intangible assets, net	3,866	3,927	4,931
Other assets	28,124	31,630	36,397
Total assets	$2,003,079	$1,942,034	$2,012,053

Liabilities
Deposits:
Noninterest-bearing demand	$506,952	$496,128	$471,568
Interest-bearing demand	140,659	122,342	132,622
Money market accounts	488,569	461,679	440,875
Savings accounts	34,413	32,795	47,532
Time deposits of $100,000 or more	227,426	198,952	236,035
Other time deposits	218,435	222,103	277,274
Total deposits	1,616,454	1,533,999	1,605,906
Accrued interest payable	770	769	807
Non-hedge derivative liability	1,273	787	-
Other liabilities	8,167	9,920	8,669
Other borrowings	58,578	79,380	85,692
Subordinated debentures	46,393	46,393	46,393
Total liabilities	1,731,635	1,671,248	1,747,467

Shareholders' equity
Common stock - $1 par value; 40,000,000 shares authorized;
19,900,350 and 19,810,877 shares issued and 19,786,206 shares issued and outstanding, respectively	19,900	19,811	19,786
Additional paid-in capital	101,395	101,245	100,853
Retained earnings	163,818	160,427	145,428
Accumulated other comprehensive loss	673	(395)	(1,481)
Treasury stock, at cost, 867,310, 617,818 and 0 shares, respectively	(14,342)	(10,302)	-
Total shareholders' equity	271,444	270,786	264,586
Total liabilities and shareholders' equity	$2,003,079	$1,942,034	$2,012,053

SOUTHWEST BANCORP, INC. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands)	Table 3

	For the three months ended
	March 31,	December 31,	March 31,
	2015	2014	2014
Interest income
Loans	$15,570	$16,423	$15,775
Investment securities	1,349	1,506	1,650
Other interest-earning assets	305	287	375
Total interest income	17,224	18,216	17,800

Interest expense
Interest-bearing deposits	835	835	1,025
Other borrowings	227	225	225
Subordinated debentures	552	564	549
Total interest expense	1,614	1,624	1,799

Net interest income	15,610	16,592	16,001

Provision for loan losses	(1,887)	(2,386)	(986)

Net interest income after provision for loan losses	17,497	18,978	16,987

Noninterest income
Service charges and fees	2,428	2,526	2,596
Gain on sales of mortgage loans	348	480	224
Gain on sale/call of investment securities, net	5	1,120	135
Other noninterest income	59	450	70
Total noninterest income	2,840	4,576	3,025

Noninterest expense
Salaries and employee benefits	7,914	7,428	8,126
Occupancy	2,284	2,369	2,284
Data processing	446	436	485
FDIC and other insurance	312	295	397
Other real estate, net	21	235	68
General and administrative	2,105	3,352	2,747
Total noninterest expense	13,082	14,115	14,107
Income before taxes	7,255	9,439	5,905
Taxes on income	2,720	3,540	2,214
Net income	$4,535	$5,899	$3,691

Basic earnings per common share	$0.24	$0.30	$0.19
Diluted earnings per common share	0.24	0.30	0.19
Common dividends declared per share	0.06	0.04	0.04

SOUTHWEST BANCORP, INC. UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES – QUARTERLY (Dollars in thousands)	Table 4

	For the three months ended
	March 31, 2015		December 31, 2014		March 31, 2014
	Average	Average	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans	$1,419,137	4.45%	$1,369,852	4.76%	$1,278,332	5.00%
Investment securities	367,877	1.49	367,978	1.62	388,639	1.72
Other interest-earning assets	158,940	0.78	132,418	0.86	280,327	0.54
Total interest-earning assets	1,945,954	3.59	1,870,248	3.86	1,947,298	3.71
Other assets	49,460		44,268		50,247
Total assets	$1,995,414		$1,914,516		$1,997,545

Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$138,895	0.10%	$114,035	0.11%	$134,760	0.12%
Money market accounts	484,639	0.15	466,937	0.15	436,763	0.14
Savings accounts	33,350	0.10	32,824	0.10	44,764	0.10
Time deposits	434,409	0.57	427,582	0.57	531,071	0.63
Total interest-bearing deposits	1,091,293	0.31	1,041,378	0.32	1,147,358	0.36
Other borrowings	72,307	1.27	79,932	1.12	80,806	1.13
Subordinated debentures	46,393	4.76	46,393	4.86	46,393	4.73
Total interest-bearing liabilities	1,209,993	0.54	1,167,703	0.55	1,274,557	0.57

Noninterest-bearing demand deposits	503,275		465,466		449,128
Other liabilities	10,918		9,765		10,489
Shareholders' equity	271,228		271,582		263,371
Total liabilities and shareholders' equity	$1,995,414		$1,914,516		$1,997,545

Net interest income and spread		3.05%		3.31%		3.14%
Net interest margin (1)		3.25%		3.52%		3.33%
Average interest-earning assets
to average interest-bearing liabilities	160.82%		160.16%		152.78%

(1) Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY LOAN DATA (Dollars in thousands)	Table 5

	2015	2014
	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
LOAN COMPOSITION
Real estate mortgage:
Commercial	$759,676	$752,971	$757,878	$769,021	$766,178
One-to-four family residential	86,343	77,531	78,985	79,542	84,619
Real estate construction:
Commercial	192,052	186,659	166,379	166,981	166,007
One-to-four family residential	12,586	10,464	11,030	8,359	6,629
Commercial	366,282	350,410	330,738	300,163	266,311
Installment and consumer:
Guaranteed student loans	-	37	127	4,282	4,318
Other	21,306	21,919	22,251	23,352	26,060
Total loans, including held for sale	1,438,245	1,399,991	1,367,388	1,351,700	1,320,122
Less allowance for loan losses	(27,250)	(28,452)	(30,917)	(33,083)	(34,925)
Total loans, net	$1,410,995	$1,371,539	$1,336,471	$1,318,617	$1,285,197
LOANS BY SEGMENT
Oklahoma banking	$814,949	$793,268	$800,201	$798,067	$777,384
Texas banking	478,005	460,680	424,640	408,385	372,018
Kansas banking	145,291	146,043	142,547	145,248	170,720
Total loans	$1,438,245	$1,399,991	$1,367,388	$1,351,700	$1,320,122
NONPERFORMING LOANS BY TYPE
Construction & development	$392	$73	$77	$82	$80
Commercial real estate	2,247	2,195	7,504	7,613	7,541
Commercial	5,447	6,044	6,149	7,484	7,992
One-to-four family residential	1,065	1,100	1,274	1,180	470
Consumer	-	1	55	119	2
Total nonperforming loans	$9,151	$9,413	$15,059	$16,478	$16,085
NONPERFORMING LOANS BY SEGMENT
Oklahoma banking	$2,244	$1,867	$6,410	$7,149	$7,056
Texas banking	5,264	5,699	5,777	5,636	5,793
Kansas banking	1,643	1,847	2,872	3,693	3,236
Total nonperforming loans	$9,151	$9,413	$15,059	$16,478	$16,085
OTHER REAL ESTATE BY TYPE
Construction & development	$2,035	$2,035	$2,130	$2,130	$2,130
Commercial real estate	220	1,062	1,318	2,155	2,524
Total other real estate	$2,255	$3,097	$3,448	$4,285	$4,654
OTHER REAL ESTATE BY SEGMENT
Oklahoma banking	$-	$-	$-	$-	$-
Texas banking	2,000	2,000	2,000	2,000	2,000
Kansas banking	255	1,097	1,448	2,285	2,654
Total other real estate	$2,255	$3,097	$3,448	$4,285	$4,654
Continued

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY LOAN DATA (Dollars in thousands)	Table 5 Continued

	2015	2014
	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
POTENTIAL PROBLEM LOANS BY TYPE
Construction & development	$201	$2,004	$19,307	$18,842	$22,220
Commercial real estate	24,672	26,108	40,623	60,559	64,257
Commercial	14,016	5,842	4,090	4,299	4,807
One-to-four family residential	81	83	355	475	481
Total potential problem loans	$38,970	$34,037	$64,375	$84,175	$91,765
POTENTIAL PROBLEM LOANS BY SEGMENT
Oklahoma banking	$26,713	$24,950	$23,895	$23,887	$29,208
Texas banking	9,541	6,283	38,586	57,044	58,361
Kansas banking	2,716	2,804	1,894	3,244	4,196
Total potential problem loans	$38,970	$34,037	$64,375	$84,175	$91,765
ALLOWANCE ACTIVITY
Balance, beginning of period	$28,452	$30,917	$33,083	$34,925	$36,663
Charge offs	230	377	1,156	1,991	3,392
Recoveries	915	298	1,887	504	2,640
Net charge offs (recoveries)	(685)	79	(731)	1,487	752
Provision for loan losses	(1,887)	(2,386)	(2,897)	(355)	(986)
Balance, end of period	$27,250	$28,452	$30,917	$33,083	$34,925
NET CHARGE OFFS BY TYPE
Construction & development	$5	$-	$-	$-	$655
Commercial real estate	(118)	(34)	(640)	583	(2,243)
Commercial	(188)	(45)	22	652	2,267
One-to-four family residential	(331)	84	11	(2)	(18)
Consumer	(53)	74	(124)	254	91
Total net charge offs (recoveries) by type	$(685)	$79	$(731)	$1,487	$752
NET CHARGE OFFS BY SEGMENT
Oklahoma banking	$(309)	$248	$67	$763	$229
Texas banking	(114)	(36)	(611)	244	(1,586)
Kansas banking	(262)	(133)	(187)	480	2,109
Total net charge offs (recoveries) by segment	$(685)	$79	$(731)	$1,487	$752

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY FINANCIAL DATA (Dollars in thousands, except per share)	Table 6

	2015	2014
	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PER SHARE DATA
Basic earnings per common share	$0.24	$0.30	$0.27	$0.31	$0.19
Diluted earnings per common share	0.24	0.30	0.27	0.31	0.19
Common dividends declared per share	0.06	0.04	0.04	0.04	0.04
Book value per common share	14.26	14.11	13.90	13.71	13.37
Tangible book value per share*	14.20	14.05	13.83	13.65	13.31
COMMON STOCK
Shares issued	19,900,350	19,810,877	19,793,623	19,793,123	19,786,206
Less treasury shares	867,310	617,818	223,005	-	-
Outstanding shares	19,033,040	19,193,059	19,570,618	19,793,123	19,786,206
OTHER FINANCIAL DATA
Investment securities	$377,545	$365,593	$370,607	$385,873	$386,987
Loans held for sale	9,106	1,485	4,368	6,803	5,741
Portfolio loans	1,429,139	1,398,506	1,363,020	1,344,897	1,314,381
Total loans	1,438,245	1,399,991	1,367,388	1,351,700	1,320,122
Total assets	2,003,079	1,942,034	1,900,948	1,885,158	2,012,053
Total deposits	1,616,454	1,533,999	1,494,946	1,463,855	1,605,906
Other borrowings	58,578	79,380	75,884	90,760	85,692
Subordinated debentures	46,393	46,393	46,393	46,393	46,393
Total shareholders' equity	271,444	270,786	271,966	271,351	264,586
Mortgage servicing portfolio	407,903	410,315	401,756	397,339	391,303
INTANGIBLE ASSET DATA
Goodwill	$1,214	$1,214	$1,214	$1,214	$1,214
Core deposit intangible	467	530	597	667	1,925
Mortgage servicing rights	3,399	3,397	3,269	3,182	3,006
Total intangible assets	$5,080	$5,141	$5,080	$5,063	$6,145
Intangible amortization expense	$237	$193	$195	$210	$183
DEPOSIT COMPOSITION
Non-interest bearing demand	$506,952	$496,128	$445,148	$427,431	$471,568
Interest-bearing demand	140,659	122,342	104,807	124,712	132,622
Money market accounts	488,569	461,679	477,614	430,296	440,875
Savings accounts	34,413	32,795	33,398	31,187	47,532
Time deposits of $100,000 or more	227,426	198,952	203,090	209,059	236,035
Other time deposits	218,435	222,103	230,889	241,170	277,274
Total deposits**	$1,616,454	$1,533,999	$1,494,946	$1,463,855	$1,605,906
OFFICES AND EMPLOYEES
FTE Employees	360	359	351	364	397
Branches	22	21	21	21	24
Assets per employee	$5,564	$5,410	$5,416	$5,179	$5,068
____________________
*This is a Non-GAAP based financial measure.
**Calculation of Non-brokered Deposits and Core Funding (Non-GAAP Financial Measures)
Total deposits	$1,616,454	$1,533,999	$1,494,946	$1,463,855	$1,605,906
Less:
Brokered time deposits	7,694	3,373	2,952	1,348	1,347
Other brokered deposits	83,025	73,425	98,425	48,424	3,424
Non-brokered deposits	$1,525,735	$1,457,201	$1,393,569	$1,414,083	$1,601,135
Plus:
Sweep repurchase agreements	33,578	54,380	50,884	65,760	60,692
Core funding	$1,559,313	$1,511,581	$1,444,453	$1,479,843	$1,661,827

Balance sheet amounts are as of period end unless otherwise noted.

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUPPLEMENTAL ANALYTICAL DATA (Dollars in thousands)	Table 7

	2015	2014
	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PERFORMANCE RATIOS
Return on average assets (annualized)	0.92%	1.22%	1.12%	1.27%	0.75%
Return on average common equity (annualized)	6.78	8.62	7.69	9.19	5.68
Return on average tangible common equity
(annualized)*	6.81	8.66	7.72	9.24	5.71
Net interest margin (annualized)	3.25	3.52	3.44	3.50	3.33
Total dividends declared to net income	25.19	12.93	14.88	12.86	21.40
Effective tax rate	37.49	37.50	37.49	37.50	37.49
Efficiency ratio	70.47	68.90	71.39	74.25	73.61
NONPERFORMING ASSETS
Nonaccrual loans	$9,151	$9,276	$15,059	$16,478	$16,085
90 days past due and accruing	-	137	-	-	-
Total nonperforming loans	9,151	9,413	15,059	16,478	16,085
Other real estate	2,255	3,097	3,448	4,285	4,654
Total nonperforming assets	$11,406	$12,510	$18,507	$20,763	$20,739
Potential problem loans	$38,970	$34,037	$64,375	$84,175	$91,765
ASSET QUALITY RATIOS
Nonperforming assets to portfolio loans and
other real estate	0.80%	0.89%	1.36%	1.54%	1.57%
Nonperforming loans to portfolio loans	0.64	0.67	1.10	1.23	1.22
Allowance for loan losses to portfolio loans	1.91	2.03	2.27	2.46	2.66
Allowance for loan losses to
nonperforming loans	297.78	302.26	205.29	200.77	217.13
Net loan charge-offs to average portfolio
loans (annualized)	(0.20)	0.02	(0.21)	0.45	0.24
CAPITAL RATIOS
Average total shareholders' equity to
average assets	13.59%	14.19%	14.61%	13.77%	13.18%
Leverage ratio	15.75	16.45	16.86	15.95	15.09
Tier 1 capital to risk-weighted assets	18.10	19.70	20.05	20.13	19.98
Total capital to risk-weighted assets	19.36	20.96	21.34	21.43	21.29
Tangible common equity to tangible assets***	13.50	13.89	14.25	14.34	13.10
REGULATORY CAPITAL DATA
Tier I capital	$314,007	$314,216	$314,120	$309,600	$299,938
Total capital	335,734	334,348	334,456	329,586	319,516
Total risk adjusted assets	1,734,401	1,595,032	1,566,996	1,537,903	1,500,957
Average total assets	1,993,446	1,910,688	1,863,127	1,941,064	1,987,231
____________________
*This is a Non-GAAP based financial measure.
***Calculation of Tangible Common Equity to Tangible Assets (Non-GAAP Financial Measure)
Total shareholders' equity	$271,444	$270,786	$271,966	$271,351	$264,586
Less goodwill	1,214	1,214	1,214	1,214	1,214
Tangible common equity	$270,230	$269,572	$270,752	$270,137	$263,372
Total assets	$2,003,079	$1,942,034	$1,900,948	$1,885,158	$2,012,053
Less goodwill	1,214	1,214	1,214	1,214	1,214
Tangible assets	$2,001,865	$1,940,820	$1,899,734	$1,883,944	$2,010,839
Total shareholders' equity to total assets	13.55%	13.94%	14.31%	14.39%	13.15%
Tangible common equity to tangible assets	13.50%	13.89%	14.25%	14.34%	13.10%

Balance sheet amounts and ratios are as of period end unless otherwise noted.